Exhibit 10.4

LICENSE AGREEMENT

THIS LICENSE AGREEMENT, including all Exhibits hereto (this “Agreement”), is entered into as of the 10th day of November, 2014 and effective as of the 1st day of December, 2013 (the “Effective Date”), by and between Antero Resources Corporation, a Delaware corporation (“Licensor”), and Antero Midstream Partners LP, a Delaware limited liability company (“Licensee”). Licensor and Licensee are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor and Licensee have entered into that certain Contribution Agreement dated October 16, 2013 (the “Contribution Agreement”);

WHEREAS, Licensor has certain rights in and to the names and marks listed on Exhibit A hereto (such marks, singularly and collectively, are referred to as the “Marks”); and

WHEREAS, Licensee wishes to engage in the business of the gathering or transportation of hydrocarbons and the undertaking of other midstream activities (the “Business”) using the Assets transferred in the Contribution Agreement and desires to obtain a nonexclusive license to use the Marks in connection with the Business (the “Licensed Uses”), and Licensor is willing to permit such use by Licensee subject to the terms of this Agreement;

WHEREAS, Licensor also has certain ownership rights in and to certain unregistered intellectual property (other than trademarks, service marks and other source identifiers) that Licensor has used in the Business (collectively the “Licensed Intellectual Property”);

NOW, THEREFORE, in consideration of the mutual agreements and promises expressed in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties have agreed as follows:

1.                                      License Grant.  Subject to the terms and conditions of this Agreement, Licensor grants Licensee, who hereby accepts:  (a) a nonexclusive and nontransferable right and license to use the Marks solely in connection with the Licensed Uses and solely in the United States of America; and (b) a nonexclusive and nontransferable right and license to use, copy, prepare derivative works, and modify the Licensed Intellectual Property for internal use in connection with the Business conducted by Licensee.  Except for such license, all other rights are hereby reserved to Licensor.  Licensee shall not sell, lease, transfer, or otherwise distribute any items bearing or provide any services in connection with the Marks except Licensed Uses.  Nothing herein shall provide Licensee with any right to, and Licensee shall not at any time, register in Licensee’s name any domain name containing any of the Marks or any portion or derivative thereof or any term confusingly similar thereto.

2.                                      Use of the Marks.  All uses of and references to the Marks by Licensee shall conform with such instructions therefor as Licensor from time to time may provide Licensee. As soon as reasonably practicable after any request therefor made by Licensor,  Licensee shall place the following notice (or such other notice as Licensor may reasonably request) in a prominent place on each of the Licensed Uses and, if the Licensed Uses include services, on each copy of any promotional or advertising materials or media which contain, embody, or mention the Marks:

™/®                   ANTERO RESOURCES CORPORATION

As to those Marks which have been registered in the U.S.A., Licensee shall use the “®” symbol.  Otherwise, Licensee shall use the symbol “™”.

3.                                      Ownership.  The Marks and the Licensed Intellectual Property, and all rights relating thereto, shall remain the sole and exclusive property of Licensor.  All uses of the Marks, and all promotional, advertising, and packaging materials used in connection with the Licensed Uses, by Licensee, its subsidiaries, affiliates, officers, agents, servants, employees, and representatives shall be in accordance with the standards of quality as shall be set by Licensor from time to time and all such uses shall inure solely to the benefit of Licensor.  Nothing in this Agreement or otherwise shall give Licensee or others any right, title, or interest whatsoever in and to the Marks and the Licensed Intellectual Property other than the rights expressly granted hereunder.  Licensee agrees that it shall not attack or dispute Licensor’s title or rights in and to the Marks and the Licensed Intellectual Property or the validity thereof.  Licensee shall not register the Marks in its own name, except solely for the registration and ownership of the names “ANTERO MIDSTREAM PARTNERS LP” and “ANTERO MIDSTREAM LLC,” which, in the event of the expiration or termination of this Agreement, shall be deemed automatically transferred to and owned by Licensor.

4.                                      Use by Others.  Licensor, and its other licensees, shall have the right to use the Marks simultaneously with the use of the Marks by Licensee.  Licensor does not warrant or represent that Licensee will have the sole and exclusive right to use the Marks.  Licensor is not obliged to indemnify or reimburse Licensee for any expenses by Licensee in connection with Licensee’s use of the Marks.

5.                                      Modifications.  Licensee recognizes and agrees that from time to time, Licensor may change or modify the Marks.  Licensee agrees that it shall accept and promptly use such changes and modifications as if they were a part of this Agreement at the time of the execution hereof, and to make any and all expenditures that such changes or modifications may require.  Licensee shall not modify or alter the Marks and shall not use the Marks in connection or combination with any other trademark or service mark without the prior written approval of Licensor.  Licensee may not use the Marks on any new products, goods, promotional materials, or any other items without first submitting two (2) actual specimens of same to Licensor and obtaining Licensor’s prior written consent to such proposed usage, which consent shall be deemed given unless Licensor notifies Licensee otherwise within five business days of Licensee’s submission of such specimens. Licensee shall not use, form or participate in the formation or operation of any firm or company which incorporates or embodies any of the Marks or Licensor’s name, and Licensee shall not allow others to use the Marks or Licensor’s name.

6.                                      Quality Control.  The quality of the Licensed Uses, as well as the quality of all promotional and advertising materials using the Marks, shall meet or exceed the quality of the corresponding goods, services, and promotional and advertising materials of Licensor prior to the Effective Date.  Licensee shall cooperate with Licensor in facilitating Licensor’s control of the nature and quality of the Licensed Uses, and all promotional, advertising, and packaging materials therefor, and to permit the reasonable inspection of Licensee’s operations, and to supply Licensor with specimens of use of the Marks promptly upon Licensor’s request therefor.  Licensee shall sell only those Licensed Uses which have been previously authorized by Licensor and which meet or exceed Licensor’s quality standards.

7.                                      Protection of the Marks.  Licensee shall cooperate with Licensor in connection with efforts to protect the Marks.  Licensee shall promptly comply with Licensor’s reasonable requests for information, specimens of usage, and the like, and shall promptly execute such lawful instruments as Licensor may reasonably request.  In the event of any actual or suspected infringement or piracy of any aspect of the Marks, Licensee shall immediately report the same to Licensor in writing.  Licensor shall have the sole and exclusive right to institute any claim, demand, or cause of action with respect to any such suspected or actual infringement or piracy.  Licensor shall have no obligation or duty, however, to institute any such claim, demand, or cause of action.  Licensee shall furnish Licensor full cooperation in connection with any such claim, demand, or cause of action.  If requested by Licensor to do so, Licensee shall join as a party to or shall file in its own name such claim to, demand, or cause of action and, in such situations, shall be entitled to recover any damages suffered by Licensee as a result of such infringement or piracy.

8.                                      Confidentiality.

(a)                                 Licensee shall maintain the Licensor’s Confidential Information in confidence and not disclose the same to any third party nor use the same, except as authorized by Licensor in writing or as expressly permitted in this Section 8.  Licensee further agrees to take the same care with the Licensor’s Confidential Information as it does with its own, but in no event less than a reasonable degree of care.  Excepted from these obligations of confidence and non-use is that information which:  (i)  is available, or becomes available, to the general public without fault of the Licensee; (ii)  was in the possession of Licensee on a non-confidential basis prior to receipt of the same from Licensor; (iii) is obtained by Licensee without an obligation of confidence from a third party who is rightfully in possession of such information and, to Licensee’s knowledge, is under no obligation of confidentiality to Licensor; or (iv) is independently developed by Licensee without reference to or use of Licensor’s Confidential Information.  For the purpose of this Section 8(a), a specific item of Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by, or underlies, more general information in the public domain or in the possession of the receiving Party.

(b)                                 Notwithstanding Section 8(a), if the Licensee becomes legally compelled to disclose, or is required to disclose by the listing standards of the New York Stock Exchange, any of the Licensor’s Confidential Information, Licensee shall promptly advise Licensor of such requirement to disclose Confidential Information, in order that, where possible, Licensor may seek a protective order or such other remedy as the Licensor may consider appropriate in the circumstances.  Licensee shall disclose only that portion of Licensor’s Confidential Information that it is required to disclose.

(c)                                  Licensee will limit access to the Confidential Information of Licensor to those of its employees and contractors that have a need to know such information in order for Licensee to exercise or perform its rights and obligations under this Agreement (the “Licensee Personnel”).  The Licensee Personnel who have access to any Confidential Information of Licensor will be made aware of the confidentiality provision of this Agreement, and will be required to abide by the terms thereof.  Any third party contractors that are given access to Confidential Information of a disclosing Party pursuant to the terms hereof shall be required to sign a written agreement pursuant to which such Licensee Personnel agree to be bound by the provisions of this Agreement, which written agreement will expressly state that it is enforceable against such Licensee Personnel by Licensor.

9.                                      Independent Contractor Relationship.  Licensee certifies that it is an independent contractor and not the agent or legal representative of Licensor and that any representation made or agreement executed by Licensee shall be Licensee’s sole responsibility.  Licensee shall conduct its business for the promotion and provision of services and uses within the Licensed Uses as a principal solely for its own account and at its own expense and risk.  Licensee shall be solely responsible for all commitments incurred or assumed by it during the term of this Agreement or thereafter, and Licensor shall not be held responsible in any manner therefor, irrespective of any suggestion or recommendation with respect thereto by Licensor or its employees or representatives.  Licensee represents that it will not act or represent itself directly or by implication as an agent for Licensor and will not attempt to create any obligation, or make any representation, on behalf of or in the name of Licensor.  Licensee further shall not have authority to and shall not appoint any licensee, associate licensee or sublicensee of the Marks without the prior written approval of an authorized officer of Licensor.  All financial and other obligations associated with Licensee’s business are and will remain the sole responsibility of Licensee.  Because Licensor and Licensee are independent contractors, nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the activities of the other; (ii) constitute the parties as principal and agent, partners, joint venturers, or co-owners or otherwise as participants in a joint undertaking; or (iii) allow Licensee to create or assume any obligation on behalf of Licensor for any purpose whatsoever.  THIS IS NOT A FRANCHISE (OR BUSINESS OPPORTUNITY) RELATIONSHIP.

10.                               Protection of Goodwill.  Licensee at all times shall use its best efforts to act and operate in a manner consistent with good business ethics, and in a manner that will reflect favorably on the Licensed Uses and on the goodwill and reputation of Licensor and the Marks.  Licensee’s best efforts shall include at a bare minimum, but are not limited to, the prompt performance of all of its obligations under this Agreement.  Licensee at all times shall refrain from engaging in any illegal, unethical, unfair or deceptive practices, whether with respect to the Licensed Uses or otherwise.  Licensor may immediately terminate this Agreement if Licensee does anything which in Licensor’s opinion may tarnish or diminish the goodwill associated with the Marks and/or the goodwill or reputation of Licensor.

11.                               Taxes.  Licensee shall pay all license fees, sales, use, occupation, personal property, transportation and excise taxes and any other fees, assessments or taxes which may be assessed or levied by any national, state or local government and any departments and subdivisions thereof, on or against any of the Licensed Uses or in connection with this Agreement and/or Licensee’s business.

12.                               Disclaimers; Limits of Liability.  LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES AND DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, THAT MIGHT OTHERWISE ARISE INCLUDING THE IMPLIED WARRANTIES OF (1) MERCHANTABILITY; AND (2) FITNESS FOR A PARTICULAR PURPOSE; AND (3) THAT THE LICENSED USES AND/OR LICENSEE’S USE OF THE MARKS ARE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, OR PROPRIETARY RIGHTS OF THIRD PARTIES.   NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE TO LICENSEE AS TO ITS EARNINGS, SUCCESS, REVENUES, PROFITS OR LOSSES PURSUANT TO THIS AGREEMENT AND LICENSOR HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO ANY EARNINGS, SUCCESS, REVENUES, PROFIT, LOSS, OR FAILURE OF LICENSEE HEREUNDER.  LICENSOR’S ENTIRE LIABILITY AND LICENSEE’S SOLE AND EXCLUSIVE REMEDY FOR DAMAGES FROM ANY CAUSE WHATSOEVER, WHETHER SOUNDING IN CONTRACT, TORT, UNDER STATUTE, OR OTHERWISE (INCLUDING WITHOUT LIMITATION ANY NONPERFORMANCE OR MISREPRESENTATION) SHALL BE LIMITED TO THE AGGREGATE SUM OF U.S. $10,000.  IN NO EVENT WILL LICENSOR BE LIABLE FOR (i) ANY DAMAGES CAUSED, IN WHOLE OR PART, BY LICENSEE, OR FOR (ii) ANY LOST REVENUES, LOST PROFITS, LOST SAVINGS OR OTHER INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY ANY PERSON EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR CLAIMS.

13.                               Term and Termination.  Unless previously terminated as provided for herein, this Agreement shall remain in full force and effect until 20 years from the Effective Date. Licensor may terminate this Agreement upon three (3) months written notice to Licensee, with the license to terminate at the end of such three (3) months, and either party may terminate this Agreement in the event of a material breach by the other upon fifteen (15) days prior written notice thereof to the other, with the license to terminate at the end of such fifteen (15) days.

14.                               Post-Terminations Rights/Duties.  Upon termination of this Agreement, Licensee shall promptly cease all use of the Marks and shall not thereafter adopt or use in any manner any name, trademark, service mark, logo, device, or the like which is or may be confusingly similar to the Marks.  Licensor shall have no responsibility to reimburse Licensee for any costs or expenses in connection with relabeling or removing the Marks in use by Licensee or with respect to any Licensed Uses remaining in Licensee’s inventory at the date this Agreement is terminated and shall have no liability to Licensee for such inventory.  Upon the termination hereof, Licensee shall destroy or sell to Licensor at Licensor’s option all materials in Licensee’s possession, custody, or control which bear the Marks.  Neither Licensor nor Licensee shall by reason of the termination or nonrenewal of this Agreement be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits, or anticipated sales or on account of expenditures, investments, leases, property improvements or commitments.  Upon termination of this Agreement, Licensee shall thereafter refrain from operating or doing business under any name or in any manner that might tend to give the general public the impression that the license granted pursuant to this Agreement is still in force or that Licensee is in any way connected or affiliated with or sponsored by Licensor.  In addition, upon written request by Licensor, all of Licensor’s Confidential Information in whatever form shall be returned to Licensor upon termination of this Agreement, without Licensee retaining copies thereof except that one copy of all such Confidential Information may be retained by Licensee’s legal department solely to the extent that Licensee is required to keep a copy of such Confidential Information pursuant to applicable law.  The provisions of Sections 3, 10, 11, 13, 14, 15, and 19 shall survive the termination or expiration of this Agreement.

15.                               Indemnity.  Licensee shall be solely responsible for and shall defend, indemnify, and hold Licensor harmless from and against any and all claims or causes of action whatsoever, and any and all liabilities and every loss, cost, and expense, including the cost of investigating the claim and reasonable attorneys’ fees incurred by Licensor, brought by Licensee’s employees, agents, subcontractors, sublicensees, and representatives, or any other third party, caused by, arising out of, or relating to the exercise or practice of the rights granted hereunder by Licensor to Licensee.  This contractual obligation of indemnification shall extend to and cover the manufacture, use, sale, lease, rental or other providing or marketing of any Licensed Uses and any other goods or services in connection with which Licensee has used the Marks.  This contractual obligation of indemnification shall extend in favor of the officers, employees, agents, and representatives of Licensor.  This contractual obligation of indemnification shall include claims, demands, or causes of action on account of any death or bodily injury to person or injury to property or economic loss.  THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL INCLUDE CLAIMS, DEMANDS, OR CAUSES OF ACTION ALLEGING SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT ON THE PART OF LICENSOR.

16.                               Amendment; Waiver; Modification.  No amendment, modification or waiver of any provision of this Agreement and no consent to any departure therefrom, shall be effective unless in writing and signed by duly authorized representatives of each party.  No notice to or demand on Licensee shall entitle it to any other or further notice or demand in similar or other circumstances.  No failure or delay on the part of Licensor in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

17.                               Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Licensee shall not grant any sublicenses or assign, delegate or otherwise transfer its rights or obligations hereunder or any interest herein (including any assignment or transfer occurring by operation of law) without the prior written consent of Licensor.  Licensor may freely assign or transfer any or all of its rights, obligations, or interest herein.

18.                               Compliance with Laws.  Licensee shall, at all times hereunder, comply with any and all applicable laws, including without limitation all applicable export and import laws and regulations.  Licensee shall not export any Licensed Uses outside the United States without first obtaining or procuring any necessary governmental license or approval and the prior written approval of an authorized officer of Licensor as to any such specific area or country.

19.                               Notices.   All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the Party making the same, will specify the Section of this Agreement pursuant to which it is given or being made, and will be delivered personally or by facsimile transmission or sent by registered or certified mail (return receipt requested) or by nationally recognized overnight courier (with evidence of delivery and postage and other fees prepaid) as follows:

If to Licensee:	Antero Midstream Partners LP
1615 Wynkoop Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Facsimile: (303) 357-7315

If to Licensor:	Antero Resources Corporation
1615 Wynkoop Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Facsimile: (303) 357-7315

or to such other representative or at such other address or facsimile number of a Party as such Party may furnish to the other Parties in writing. Any such notice, communication or delivery will be deemed given or made upon the date of receipt by the applicable Party.

20.                               Choice of Law.  This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Texas, excluding any choice of Law rules which may direct the application of the Laws of another jurisdiction.

21.                               Consent to Jurisdiction, Etc.; Waiver of Jury Trial.  Each of the Parties hereby irrevocably consents and agrees that any dispute arising out of or relating to this Agreement or any related document shall exclusively be brought in the courts of the State of Texas, in Harris County or the federal courts located in the Southern District of the State of Texas.  The Parties agree that, after such a dispute is before a court as specified in this Section 8.4 and during the pendency of such dispute before such court, all actions with respect to such dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such dispute may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the dispute is brought in an inconvenient forum or that the venue of the dispute is improper.  Each Party agrees that a final judgment in any dispute described in this Section 8.4 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Laws.  THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

22.                               Reformation; Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

23.                               Force Majeure.  Licensor shall not be responsible for any delay or failure in performance hereunder due to fire, flood, or other natural catastrophe, Act of God, governmental action, war or civil disturbance, strike, manufacturer’s or supplier’s nondelivery or any other cause beyond Licensor’s reasonable control, whether similar or dissimilar to any of the foregoing.

24.                               Sole and Entire Agreement.  Each of the parties hereto agrees that there are no other agreements, understandings, or representations, oral or written, other than as set forth herein, that this Agreement supersedes and replaces any and all prior and contemporaneous agreements, understandings, representations, statements, or other communications, relating to the subject matter hereof, and that each Party is not relying on any prior understanding or representation, oral or written, that is not included or reflected in this Agreement.  The parties hereto further agree that this Agreement constitutes the sole and entire agreement between the parties relating to the subject matter hereof.

25.                               No Third-Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.

26.                               Counterparts.  This Agreement may be executed in any number of copies, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  The organization of this Agreement is for convenience of reference and shall not constitute a part of the Agreement for any other purpose.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties to be effective the day and year first above written.

Licensor:		Licensee:

ANTERO RESOURCES CORPORATION		ANTERO MIDSTREAM PARTNERS, LP
By: Antero Resources Midstream Management LLC,
its general partner

By:	/s/ Alvyn A. Schopp	By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp	Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer and Regional Vice President	Title:	Chief Administrative Officer and Regional Vice President

EXHIBIT A TO LICENSE AGREEMENT

The “Marks” consist of the following:

1.                                      The following registration:

Mark	U.S. Registration/Application No.

ANTERO RESOURCES	3,081,917

2.                                      Common law rights in and to “ANTERO RESOURCES,” “ANTERO RESOURCES CORPORATION” and the following logo: